SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2011

ECB BANCORP, INC.

(Exact name of registrant as specified in its charter)

North Carolina	000-24753	56-2090738
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Post Office Box 337

Engelhard, North Carolina 27824

(Address of principal executive offices) (Zip Code)

(252) 925-5501

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

As previously announced, on June 30, 2011, ECB Bancorp, Inc. (the “Company”), the holding company for The East Carolina Bank (the “Bank”), entered into a Securities Purchase Agreement (the “Agreement”) with a fund of the Pacific Investment Management Company LLC (“PIMCO Fund”), Patriot Financial Partners, L.P. (“Patriot”), an affiliate of Endicott Management Company (“Endicott”) and three other institutional investors (collectively with PIMCO Fund, Patriot and Endicott, the “Investors”) whereby the Company agreed to sell and issue $75.0 million of common stock for $16.00 per share in a private placement offering (the “Offering”). Pursuant to the terms of the Agreement, the Company also agreed to issue to the Investors warrants to purchase shares of either voting common stock or a new class of the Company’s mandatorily convertible non-voting common stock at a purchase price of $8.00 per share and in an amount equal to 25% of the number of shares of common stock each Investor purchases in the Offering.

On September 9, 2011, the Company entered into a First Amended and Restated Securities Purchase Agreement (the “Amended Agreement”) pursuant to which one additional institutional investor agreed to purchase common stock in the Offering and Endicott and one other Investor agreed to increase their respective investments in the Company. As a result, the aggregate size of the Offering was increased to $79.7 million.

Under the Amended Agreement, PIMCO Fund, Patriot and Endicott will invest $25.2 million, $22.5 million and $12.5 million, respectively, in the Offering and, upon consummation of the Offering, will own 20.11%, 17.96%, and 9.98%, respectively, of the pro forma total outstanding shares of common stock of the Company, or 23.94%, 21.48% and 12.17%, respectively, of the pro forma total outstanding shares of common stock of the Company assuming full exercise of the warrants to be issued to the Investors.

Important Information

The foregoing summary of the Amended Agreement and related documents is not complete and is qualified in its entirety by reference to the complete text of the Amended Agreement which is filed as Exhibit 10.1 to this Form 8-K and which is incorporated herein by reference in its entirety.

The Offering involves the sale of securities in private transactions that will not be registered under the Securities Act of 1933, as amended, and will be subject to the resale restrictions promulgated thereunder. Such securities being sold in the Offering may not be offered or sold absent registration or an applicable exemption from registration. This filing does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The Company plans to file with the SEC and mail to its shareholders a proxy statement in connection with the Offering (the “Proxy Statement”). The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies. Information regarding our directors and executive officers is contained in the Company’s proxy statement filed with the SEC on April 13, 2011. The Proxy Statement will contain important information about the Company and related matters, including the current security holdings of the Company’s respective officers and directors. Security holders are urged to read the Proxy Statement carefully when it becomes available.

The written materials described above and other documents filed by the Company with the SEC will be available free of charge from the SEC’s website at www.sec.gov.

Item 3.02	Unregistered Shares of Equity Securities.

On September 9, 2011, the Company entered into the Amended Agreement, which provides for the sale of shares of Company common stock and warrants as described under Item 1.01 of this Current Report on Form 8-K. To the extent required by Item 3.02 of Form 8-K, the information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02.

The issuance and sale of the securities to the Investors is exempt from registration pursuant to Section 4(2) of the Act. The Company has not engaged in a general solicitation or advertising with regard to the issuance and sale of the shares of Company common stock and warrants pursuant to the Amended Agreement and is not offering securities to the public in connection with the Offering.

CAUTIONARY NOTICE REGARDING FORWARD LOOKING STATEMENTS

Statements in this filing relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, expectations or beliefs about future events or results, and other statements that are not descriptions of historical facts, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011 and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such as “may”, “will”, “should”, “could”, “expects”, “plans”, “intends”, “anticipates”, “feels”, “believes”, “estimates”, “predicts”, “forecasts”, “potential” or “continue”, or similar terms or the negative of these terms, or other statements concerning opinions or judgments of the Company’s management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to: the regulatory and shareholder approvals required for the Offering may not be obtained or may not be obtained on the terms expected or on the schedule that we anticipate; and other closing conditions for the Offering may not be satisfied. In addition, factors that could have a material impact on the results of operations of the Company include, but are not limited to, pressures on the Company’s earnings, capital and liquidity resulting from current and future conditions in the credit and equity markets; the financial success or changing strategies of the Company’s customers; actions of government regulators or changes in laws, regulations or accounting standards that adversely affect our business; changes in the interest rate environment and the level of market interest rates that reduce our net interest margins and/or the values of loans we make and securities we hold; weather and similar conditions, particularly the effect of hurricanes on the Company’s banking and operations facilities and on the Company’s customers and the communities in which it does business; continued or unexpected increases in credit losses in the Company’s loan portfolio; continued adverse conditions in general economic conditions and real estate values in our banking market (particularly as those conditions affect our loan portfolio, the abilities of our borrowers to repay their loans, and the values of loan collateral); and other developments or changes in our business that we do not expect. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, it cannot guarantee future results, levels of activity, performance or achievements. All forward-looking statements attributable to the Company are expressly qualified in their entirety by the cautionary statements in this paragraph. The Company has no obligation, and does not intend, to update these forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amended and Restated Securities Purchase Agreement, dated as of September 9, 2011, between ECB Bancorp, Inc. and the investors identified therein*

*	Schedules and certain attachments have been omitted but will be provided to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

ECB BANCORP, INC.

Date: September 9, 2011	By:	/s/ A. Dwight Utz
A. Dwight Utz
President and Chief Executive Officer